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                                   Exhibit 21

                          CNB Financial Services, Inc.

                  Subsidiaries of CNB Financial Services, Inc.

CNB Bank, Inc.                        Morgan County Title Insurance Agency, LLC
                                                      (33% owned)

                          Subsidiary of CNB Bank, Inc.

CNB Insurance Services, Inc.


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